Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 7, 2013 relating to the financial statements and financial statement schedule of Stratasys Ltd. (the “Company”), which appears in the Company’s Annual Report on Form 20-F (File No. 001-35751) for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 7, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
September 3, 2013

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